                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 11
                               AGEMARK CORPORATION

             STATEMENT CONCERNING COMPUTATION OF PER SHARE EARNINGS

                                                                    NINE MONTHS ENDED JUNE 30,
                                                                    --------------------------
                                                                       2003            2002
                                                                    ---------        ---------
Common shares issued and outstanding beginning of fiscal year       1,109,481        1,000,000

Shares cancelled due to inability to contact 10/1/01                                   -54,393

Shares cancelled due to inability to contact 6/1/02                                    -19,825

Shares abandoned at 6/1/02                                                              -4,050

Shares issued 6/1/02 on exercise of options                                            187,749

Weighted average common shares outstanding for period               1,109,481          963,815